                          EXHIBIT 4.02

          THE  OPTION  AND THE SHARES ISSUABLE  UPON  THE
          EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED
          UNDER  THE SECURITIES ACT OF 1933, AS  AMENDED,
          OR  ANY  APPLICABLE STATE SECURITIES LAW.   THE
          OPTION   OR  SUCH  SHARES  MAY  NOT  BE   SOLD,
          DISTRIBUTED,   PLEDGED,   OFFERED   FOR   SALE,
          ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF
          UNLESS:  (A) THERE IS AN EFFECTIVE REGISTRATION
          STATEMENT  UNDER SUCH ACT AND APPLICABLE  STATE
          SECURITIES  LAW  COVERING ANY SUCH  TRANSACTION
          INVOLVING  SAID SECURITIES; OR (B) THE  COMPANY
          RECEIVES  AN OPINION OF LEGAL COUNSEL  FOR  THE
          HOLDER   OF  THIS  OPTION  STATING  THAT   SUCH
          TRANSACTION  IS  EXEMPT FROM  REGISTRATION  AND
          SUCH   OPINION   IS  IN  FORM   AND   SUBSTANCE
          REASONABLY SATISFACTORY TO THE COMPANY AND FROM
          COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

                     STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, (this "Agreement") is made as of the 15th day of May, 1998, between ALTA GOLD CO., a Nevada corporation ("Company"), and GERALD METALS, INC., a Delaware corporation ("Gerald").

                       W I T N E S S E T H

     WHEREAS, Gerald has loaned certain funds to Company and has provided financial and consulting services to Company including consultation services in connection with hedging and precious metals sales;

     NOW, THEREFORE, in consideration of Gerald's funding and services and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. GRANT OF STOCK OPTION. Company hereby grants to Gerald a stock option (the "Option") entitling Gerald, at any time and from time to time during the period set forth in Section 2 of this Agreement, to purchase from Company, at a price of $1.78125 per share, up to, but not exceeding in the aggregate, four hundred fifty thousand (450,000) shares of Company's Common Stock ("Common Stock"). "Dollars" and the sign "$", as used in this Agreement, shall mean lawful money of the United States of America. This Agreement shall supersede and replace in all respects the Stock Option Agreement (the "Original Agreement") between the Company and Gerald dated May 31, 1996, which Original Agreement shall be null and void and of no further force and effect. None of the stock options under the Original Agreement were exercised.

     2.   VESTING AND EXERCISE OF OPTION.   The Option  shall  be
fully vested and exercisable beginning on the date hereof and continuing for a period of five (5) years from the date hereof.

     3. METHOD OF EXERCISING OPTIONS. Gerald, from time to time, may exercise the Option in whole or in part (but not less than denominations of 25,000 shares) by delivering to Company:
(1) a written notice duly signed by Gerald, stating the number of shares that Gerald has elected to purchase at that time from Company; (2) cash, cashier's check, bank draft or bank wire transfer payable to the order of Company in an amount equal to the purchase price of the shares then to be purchased; and (iii) surrender of the original of this Agreement.

     4. ISSUANCE OF SHARES. As promptly as practical after receipt of such written notification and consideration, Company shall issue or transfer to Gerald the number of shares with respect to which the Option has been so exercised and shall cause to be delivered to Gerald a certificate or certificates thereafter in Gerald's name. If the Options under this Agreement shall have been exercised only in part, then, unless this Agreement has expired, the Company shall deliver to Gerald a new stock option agreement representing the number of shares with respect to which the Option shall not then have been exercised.

     5. TRANSFERABILITY AND INVESTMENT INTENT. The Option is transferable by Gerald; Gerald agrees that any such transfer will be in compliance with all applicable laws, including all federal and state securities laws. No interest in the Option and the underlying shares may be sold, distributed, assigned, offered, pledged or otherwise transferred, unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction covering such securities, or (ii) the Company receives an opinion of legal counsel for Gerald stating that such transaction is exempt from registration and such opinion is in form and substance reasonably satisfactory to the Company and from counsel reasonably satisfactory to the Company. A legend setting forth or referring to the above restrictions shall be placed on any certificates for shares underlying the option subject to these restrictions and a stop transfer order shall be placed on the books of the Company and with any transfer agents against the Option and the underlying shares until they may be legally sold or otherwise transferred without restriction. Gerald, by taking and holding the same, represents to the Company that Gerald is acquiring the Option for investment and not with a view to the distribution thereof.

     6. REGISTRATION AND LISTING; REPRESENTATIONS AND WARRANTIES. Company hereby represents and warrants that it shall use its best efforts to cause the shares issuable under the Option to be registered with the Securities and Exchange Commission within 90 days from the date hereof and listed on the Nasdaq National Market ("Nasdaq") or on the Company's then principal exchange. Following the effective date of such registration, Company hereby agrees to keep such registration effective during the remainder of the term of the Option and to list such shares and to keep such listing in effect during the term of the Option, subject to notice of issuance, on Nasdaq or any other stock exchange in which the Common Stock may be principally listed. Company further agrees to promptly register or qualify the shares issuable under the Option with any other applicable governmental body as may be required by applicable law or regulation, to obtain any approvals by any governmental or regulatory body as may be required, and to otherwise comply with all applicable laws, rules and regulations relating to Company's obligation to sell and deliver shares hereunder. It shall be a condition precedent to the obligations of the Company to complete the registration of the shares issuable upon the exercise of the Option that Gerald shall furnish to the Company such information regarding itself, the shares of Common Stock held by it and the intended method of disposition of the shares issuable upon the exercise of the Option as shall be reasonably required to effect the registration of such shares and shall execute such documents and otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statement. At least three business days prior to the first anticipated filing date of the registration statement, the Company shall notify Gerald of the information the Company requires from Gerald.

     The Company has full corporate power and authority to enter into this Agreement and perform the same and do all other acts which may be necessary to consummate the transaction contemplated hereby. The shares of the Company issuable upon exercise of the Option have been duly allotted and reserved for issuance, and upon the exercise of the Option in accordance with its terms, such shares will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company. The issuance and sale of the shares by the Company do not and will not conflict with and do not and will not result in a breach of any statute, regulation, judgment, decree, law, charter, by-law, indenture, mortgage, lease agreement or other instrument to which the Company is a party or is otherwise bound. This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, subject only to the qualifications that enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally; and (ii) equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

     7. NOTICE. Every notice or other communication relating to this Agreement shall be in writing, and shall be delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice sent by certified mail, hand delivery or a nationally recognized overnight mail carrier to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by Gerald to Company shall be delivered to Company at its office at 601 Whitney Ranch Drive, Suite 10, Henderson, Nevada 89014, Attention: President, and all notices or communications by Company to Gerald shall be delivered to Gerald at its office at High Ridge Park, P.O. Box 10134, Stamford, Connecticut 06904, Attention: Robert C. Kaeser, Vice President.

     8. ADJUSTMENTS. During the exercise period of the Option, in the event of any change in the voting Common Stock of Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of voting Common Stock, or any rights offering to purchase voting Common Stock at a price substantially below fair market value, or of any similar change affecting the voting
Common Stock, then in any such event the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as to prevent substantial dilution or enlargement of the rights granted to Gerald hereunder.

     9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof. The parties hereby submit to the exclusive jurisdiction of the courts located in Las Vegas, Nevada, with respect to any dispute arising under this Agreement, and any other agreements entered into in connection herewith and the transactions contemplated hereby or thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                 ALTA GOLD CO.

                                 By:    /s/
                                 Title: President



                                 GERALD METALS, INC.

                                 By:    /s/
                                 Title: Vice President


                                 By:    /s/
                                 Tite:  Director, Structured
                                        Finance